JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT ASSOCIATES XI, LTD.

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, L.P.
By: Insight Associates XI, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES (EU) XI, S.A.R.L.

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS (CAYMAN) XI, L.P. By: Insight Associates XI, L.P., its general partner
By: Insight Associates XI, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS (DELAWARE) XI, L.P.
By: Insight Associates XI, L.P., its general partner
By: Insight Associates XI, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS (EU) XI, S.C.SP.
By: Insight Associates (EU) XI, S.a.r.l., its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS XI (CO-INVESTORS) (B), L.P.
By: Insight Associates XI, L.P., its general partner
By: Insight Associates XI, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS XI (CO-INVESTORS), L.P.
By: Insight Associates XI, L.P., its general partner
By: Insight Associates XI, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT PARTNERS XI, L.P.
By: Insight Associates XI, L.P., its general partner
By: Insight Associates XI, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 2/3/22
Name:	Andrew Prodromos
Title:	Authorized Officer